UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2007
Cerner Corporation
(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

0-15386	43-1196944

(Commission File Number)	(IRS Employer Identification No.)

2800 Rockcreek Parkway, North Kansas City, Missouri	64117

(Address of Principal Executive Offices)	(Zip Code)
(816) 221-1024

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Aircraft Services Agreement
Aircraft Time Sharing Agreement
Aircraft Time Sharing Agreement

Item 1.01. Entry Into A Material Definitive Agreement.
On February 6, 2007, Cerner Corporation (the “Company”) entered into an Aircraft Services Agreement between Rockcreek Aviation, Inc. (the Company’s wholly-owned flight operations subsidiary (“Rockcreek Aviation”)) and PANDI, Inc. (“PANDI”). PANDI owns and operates a Beechcraft, BeechJet 400 (the “Aircraft”) and PANDI’s sole shareholders are Neal L. Patterson (the Company’s Chairman of the Board of Directors and Chief Executive Officer) and Clifford W. Illig (the Company’s Vice Chairman of the Board of Directors).
The Aircraft Services Agreement sets forth the terms and conditions under which Rockcreek Aviation will provide aircraft services to PANDI, including: pilot/crew services, operational support services (local hanger space, flight safety training and certain record-keeping and insurance-related functions), and maintenance, inspections and repairs. Daily pilot/crew fees will be $850/day of use. Operational support services will be charged at $8,000 per month. Maintenance, inspections and repairs will be charged to PANDI based on actual labor and parts. All other direct expenses are also charged to PANDI at cost, such as: fuel and oil; out-of-pocket expenses for crew lodging and dining; landing and parking fees, international landing, handling and navigation fees, hangar fees away from the base of operation, flight phone fees, and catering fees in connection with a PANDI flight or flights; and, direct operating costs of the Aircraft for PANDI’s flights.
The material terms of the Aircraft Services Agreement specifically provide for: (i) a one (1) year term, with termination by either party upon sixty (60) days notice, (ii) insurance coverage to be provided by Rockcreek Aviation on the Aircraft as follows: (a) Aircraft Bodily Injury and Property Damage Liability, including Passenger Liability, in limits of not less than fifty million dollars ($50,000,000) combined single limit any one occurrence; and (b) All Risks Hull (Physical Damage), including War Risks and Confiscation, with an Agreed Value of two million dollars ($2,000,000); (iii) operational control, possession and command and control of the Aircraft will remain with PANDI, (iv) indemnification by each party to defend, and hold harmless the other party, its officers, directors, employees, shareholders and agents from and against any and all claims, damages, losses, liabilities (including, without limitation, bodily injury or death), demands, suits, judgments, causes of action, legal proceedings, whether civil or criminal, penalties, fines, other sanctions, and any costs and expenses in connection therewith, including attorneys’ fees and expenses (any and all of which are hereinafter referred to as “Claims”) which to the extent that such Claims arise out of or are in any way caused by the gross negligence or willful misconduct of the other, and (v) risk of loss or damage to the Aircraft will be borne by PANDI.
Additionally, in connection with the Company’s policy with respect to the personal use of corporate aircraft by executives, on February 7, 2007, the Company entered into two (2) Aircraft Time Sharing Agreements with Mr. Patterson and Mr. Illig pursuant to which both Mr. Patterson and Mr. Illig may lease the aircraft from the Company for their personal use (the “Time Sharing Agreements”). Both Mr. Patterson and Mr. Illig will pay the Company for the actual expenses of each specific flight as described in FAR Part 91.501(d)(a)-(i), including the actual expense items of any “deadhead” flights, as authorized by FAR Part 91.501(d). The expenses authorized by FAR Part 91.501(d)(a)-(i) include: (a) fuel, oil, lubricants and other additives; (b) travel expenses of the crew, including food, lodging and ground transportation; (c) hangar and tie down costs away from the aircraft’s base of operation; (d) insurance obtained for the specific flight; (e) landing fees, airport taxes and similar assessments; (f) customs, foreign permit and similar fees directly related to the flight; (g) in-flight food and beverages; (h) passenger ground transportation; and (i) flight planning and weather contract services.
Under the Time Sharing Agreements, the Company and flight crew retain the authority to determine which flights may be scheduled and when a flight may be canceled or changed for safety or maintenance reasons.
The Time Sharing Agreements can be terminated by either party upon thirty (30) days written notice.
As required by the NASDAQ Marketplace Rules applicable to the Company, the Company’s Audit Committee of the Board of Directors approved the Aircraft Services Agreement and the Timesharing Agreements prior to the Company entering into those agreements.
The foregoing descriptions of the Aircraft Services Agreement and the Time Sharing Agreements do not purport to be a complete statement of the parties’ rights and obligations under the agreements and the transactions contemplated thereby. The above descriptions are qualified in their entirety by reference to the agreements which are filed with this Current Report on Form 8-K as Exhibits 10(a), 10(b) and 99.1 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     c) Exhibits
10.1	Aircraft Services Agreement, dated February 6, 2007 by and between Rockcreek Aviation, Inc. and PANDI, Inc.

10.2	Aircraft Time Sharing Agreement, dated February 7, 2007, by and between Cerner Corporation and Neal L. Patterson.

10.3	Aircraft Time Sharing Agreement, dated February 7, 2007, by and between Cerner Corporation and Clifford W. Illig.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CERNER CORPORATION
Date: February 9, 2007	By:	/s/ Marc G. Naughton
Marc G. Naughton, Senior Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Aircraft Services Agreement, dated February 6, 2007 by and between Rockcreek Aviation, Inc. and PANDI, Inc.

10.2	Aircraft Time Sharing Agreement, dated February 7, 2007, by and between Cerner Corporation and Neal L. Patterson.

10.3	Aircraft Time Sharing Agreement, dated February 7, 2007, by and between Cerner Corporation and Clifford W. Illig.